Exhibit 99.1

         ALIGN TECHNOLOGY APPOINTS ROK SRIBAR, PH.D., AS VICE PRESIDENT,
                             RESEARCH & Development

    SANTA CLARA, Calif., Feb. 7 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, has named Rok Sribar, Ph.D., as Vice President, Research & Development, reporting directly to Align President and Chief Executive Officer, Thomas M. Prescott.

    "Rok's leadership and strong research background will be a great asset to our team," said Prescott. "His experience at GE in research and Six Sigma product development, along with his Product Lifecycle Management expertise from Sun and Symbol, will be instrumental in continuing to build the products, systems and processes that will take us into the future. I am pleased that Rok has joined the team and we look forward to the positive impact his leadership will have on the company and our customers as we execute on our goals."

    Rok Sribar will be responsible for Align's research and development efforts, including new product development, data mining, and enriching customer-facing applications to better support Align's customers. He has more than 18 years of experience in research, product development, and change management. Sribar spent six years with General Electric Corporate Research & Development and GE Medical Systems, and four years with Sun Microsystems. His most recent position was with NY-based Symbol Technologies, where he was Vice President, responsible for company-wide Product Lifecycle Management.

    Sribar graduated with Ph.D. in Theoretical & Applied Mechanics from Cornell University in Ithaca, New York. He also completed a B.S., Summa Cum Laude in Mechanical Engineering from the University of Ljubljana in Ljubljana, Slovenia.

    About Align Technology, Inc.
    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward Looking Statement
    This news release contains forward-looking statements, which include statements regarding the anticipated positive impact the management appointment will have on Align. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's history of losses and negative operating cash flows, Align's ability to increase its revenue significantly while controlling expenses, Align's ability to raise additional capital as required, Align's limited operating history, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, competition from manufacturers of traditional braces, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, and the potential volatility of the market price of Align's common stock.

These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

     Investor Relations Contact            Press Contact
     Barbara Domingo                       Shannon Henderson
     Align Technology, Inc.                Ethos Communication, Inc.
     408-470-1000                          678-417-1767
     investorinfo@aligntech.com            shannon@ethoscommunication.com

SOURCE  Align Technology, Inc.
    -0-                             02/07/2005
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or Shannon Henderson of Ethos Communication, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc.
    /FCMN Contact: bdomingo@aligntech.com /
    /Web site:  http://www.invisalign.com /
    (ALGN)